                                                              EXHIBIT 1
                        POGO PRODUCING COMPANY



             ___% CONVERTIBLE SUBORDINATED NOTES DUE 2004



                          PURCHASE AGREEMENT


Dated:  March ___, 1994

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                        POGO PRODUCING COMPANY
                       (A DELAWARE CORPORATION)

             ___% CONVERTIBLE SUBORDINATED NOTES DUE 2004


                          PURCHASE AGREEMENT

                                                       March ___, 1994

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
PAINEWEBBER INCORPORATED
c/o  MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     Merrill Lynch World Headquarters
     World Financial Center, North Tower
     New York, NY  10281-1305

Dear Sirs:

     Pogo Producing Company, a Delaware corporation (the "Company"), proposes to issue and to sell to the Underwriters named in Schedule I an aggregate of $75,000,000 principal amount, and, at the election of such Underwriters, up to an additional $11,250,000 principal amount, of its ____% Convertible Subordinated Notes due 2004 specified in
Schedule II (the "Notes") on the terms and conditions stated herein and in Schedule II. The aggregate of $75,000,000 principal amount of Notes to be sold by the Company is herein called the "Firm Notes" and the aggregate of $11,250,000 additional principal amount of Notes to be sold by the Company at the election of the Underwriters is herein called the "Optional Notes." The Firm Notes and the Optional Notes which the Underwriters elect to purchase pursuant to Section 2 hereof are collectively herein sometimes called the "Notes." The Notes are to be issued pursuant to an indenture dated as of _______________, 1994 (the "Indenture") between the Company and Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"). The Notes will be convertible into shares of the Company's common stock, par value $1 per share (the "Common Stock"). The shares of Common Stock issuable upon conversion of the Notes are collectively herein called the "Common Shares". The Notes and the Common Shares are more fully described in the Prospectus referred to below and are collectively herein sometimes called the "Securities."

     As used herein, unless the context otherwise requires, the term "you" or the "Underwriters" shall mean the firms named as Underwriters in Schedule I.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33- _______) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendment thereto, if any, and such amended prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

     The Company understands that the Underwriters propose to make a public offering of the Firm Notes as soon as the Underwriters deem advisable after the Registration Statement becomes effective.

     Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to you that:

          (i) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended, (the "1939 Act"), and the rules and regulations of the Commission thereunder (the "1939 Act Regulations"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and at each Closing Time referred to in Section 2 hereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the

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     Registration Statement or Prospectus.  The Indenture, at the time the Registration Statement becomes effective and at all subsequent times to and including each Closing Time, will comply with all applicable provisions of the 1939 Act and the 1939 Act Regulations.

          (ii) All documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference (in whole or in part) in the Prospectus, at the time they were filed with the Commission, complied in all material respects, to the extent so incorporated, with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information contained or incorporated by reference in the Prospectus as of the issuance date of the Prospectus, and at all times subsequent thereto to and including each Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The consolidated financial statements included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise specifically noted therein. The financial statement schedules, if any, included or incorporated by reference in the Prospectus present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Prospectus.

          (v) The Company had, at the date indicated, the authorized and outstanding shares of capital stock as set forth in the Prospectus under the caption "Capitalization", and such capital stock, the Indenture and Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

          (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (vii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs the Company and its subsidiaries, considered as one enterprise.

          (viii) Each corporate subsidiary of the Company which is a significant subsidiary (each a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each Significant
     Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or other adverse claim. Pogo Gulf Coast, Ltd. ("PGCL") is a limited partnership duly organized pursuant to the provisions of the Texas Revised Limited Partnership Act and is validly existing as a limited partnership in good standing under the laws of the State of Texas, has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign partnership and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

          (ix) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings or business affairs or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business or (B) any transaction entered into by the Company, any subsidiary or PGCL, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise.

          (x) Neither the Company , PGCL nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement and the Indenture, the issuance and delivery of the Notes, the consummation by the Company of the other transactions contemplated herein and in the Prospectus and compliance by the Company with the terms of this Agreement, the Notes and the Indenture have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, PGCL or any Significant Subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, PGCL or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, PGCL or any Significant Subsidiary or any of its properties.

          (xi) Except as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which might materially adversely affect the consummation by the Company of the transactions contemplated by this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xii) The Notes have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company, and authenticated by the Trustee, pursuant to the provisions of the Indenture and this Agreement against payment by you of the consideration set forth in Schedule II, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Common Shares have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes in accordance with the provisions of the Indenture, will be duly authorized and validly issued, fully paid and nonassessable, and such issuance of the Common Shares will not be subject to any preemptive or similar rights.

          (xiii) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

          (xiv) No authorization, approval or consent of any court or governmental agency or body, domestic or foreign, is necessary in connection with the sale of the Securities hereunder except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the 1939 Act or the 1939 Act Regulations.

          (xv) Each of the Company, its subsidiaries and PGCL has
     (A) generally satisfactory title to all their interest in their oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industry in the areas in which the Company operates, (B) good and marketable title to all other real property to the extent necessary to carry on their business, and (C) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, considered as one enterprise.

          (xvi) Each of the Company, its subsidiaries and PGCL owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and, except as disclosed in the Prospectus, neither the Company, any subsidiary nor PGCL has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise) or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

          (xvii) Each of the Company, its subsidiaries and PGCL (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

          (xviii) Neither the Company nor any affiliate thereof does business with the government of Cuba or with any person located in Cuba.

          (xix) There are no holders of securities of the Company who by reason of the filing of the Registration Statement under the 1933 Act have the right (except to the extent waived) to request the Company to register under the 1933 Act securities held by them.

          (xx) The Company is not a "holding company" as defined in
     Section 2(a)(7) of the Public Utility Holding Company Act of
     1935, as amended.

     (b) Any certificate signed by any officer of the Company and delivered to you or your counsel in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to each of you as to the matters covered thereby.

     Section 2. PURCHASE AND SALE. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule II, the principal amount of the Firm Notes set forth opposite the name of such Underwriter in
Schedule I, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Notes as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at such purchase price, that portion of the aggregate principal amount of Optional Notes as to which such election shall have been exercised determined by multiplying such aggregate principal amount by a fraction the numerator of which is the maximum aggregate principal amount of Optional Notes which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I and the denominator of which is the maximum aggregate principal amount of the Optional Notes which all of the Underwriters are entitled to purchase hereunder.

     (b) The Company hereby grants to the Underwriters the right to purchase at their election up to $11,250,000 principal amount of Optional Notes, at the purchase price referred to in clause (i) of the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Notes. Any such election to purchase Optional Notes may be exercised only once, either in whole or in part, by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate principal amount of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Closing Time or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     (c) Payment of the purchase price for, and delivery of, the Firm Notes shall be made at the date, time and location specified in
Schedule II, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 10. In addition, in the event that any of the Optional Notes is purchased by the Underwriters, payment of the purchase price for, and delivery of, such Optional Notes shall be made on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Notes and at the time and location specified in Schedule II, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 10. Such time and date of delivery of the Firm Notes is herein called the "First Closing Time," such time and date of delivery of the Optional Notes is herein called the "Second Closing Time," and each such time and date of delivery is herein called a "Closing Time." Unless otherwise specified in
Schedule II, payment shall be made to the Company by you hereunder by certified or official bank check or checks in New York Clearing House funds or similar next-day funds payable to the order of the Company, against delivery of the appropriate Notes to your respective accounts. The Notes to be delivered at each Closing Time shall be in definitive form and in such authorized denominations and registered in such names as you may request in writing at least two full business days before such Closing Time. The Notes to be delivered at each Closing Time will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to such Closing Time.

     Section 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with each of the Underwriters as follows:

          (a) The Company will notify the Underwriters immediately, and confirm the notice in writing of (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
     (iv) the issuance by the Commission
     of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

          (b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any document incorporated by reference therein and any post-effective amendment) or any amendment or supplement to the Prospectus (including any document incorporated by reference therein and any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement, except as required by Section 3(e), or use any such prospectus to which the Underwriters or counsel for the Underwriters shall object.

          (c) The Company will deliver to the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

          (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus so that, as so amended and supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (f) The Company will endeavor, in cooperation with the
     Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds".

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then the Company will prepare and file or transmit for filing with the Commission, in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (j) The Company will use its best efforts to cause the Common Shares to be duly authorized for listing on the New York Stock Exchange and the Pacific Stock Exchange on or before the First Closing Time.

          (k) For a period of five years from the effectiveness of the Registration Statement, the Company will furnish to the Underwriters as soon as they are publicly available copies of all annual reports and quarterly reports that it shall file with the Commission on Forms 10-K and 10-Q, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its public stockholders generally.

          (l) The Company will not offer, sell, contract to sell or otherwise dispose of, or register under the 1933 Act on behalf of another person, any shares of Common Stock or preferred stock, any securities convertible into or exercisable or exchangeable for shares of Common Stock or any rights to acquire shares of Common Stock for a period of 90 days after the date hereof without the prior written consent of the Underwriters (other than the Common Shares, any shares of Common Stock issuable upon conversion of any currently outstanding convertible securities or pursuant to exercise of options or similar rights granted to directors, officers or employees and any other shares of Common Stock issued in connection with any other employee benefit plans of the Company).

     Section 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and each amendment thereto, (ii) the reproduction of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the Notes in definitive form to the Underwriters, (iv) the fees and disbursements of the Company's counsel, engineers and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and each amendment thereto, of the preliminary prospectuses and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Trustee, (viii) the reproduction and delivery to the Underwriters of copies of the blue sky survey and any legal investment survey, (ix) the fee of the National Association of Securities Dealers, Inc., (the "NASD"), and (x) the fees charged by the rating agencies in connection with the rating of the Notes.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Notes to be delivered at either Closing Time pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), at a later time and date, not later, however, that 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the majority in interest of the Underwriters; and at such Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Notes and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the First Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) All consents and approvals from any regulatory authority having jurisdiction over the Company necessary for the consummation of the transactions contemplated hereby shall have been obtained by the Company and shall be in full force and effect at such Closing Time.

          (c) At such Closing Time, you shall have received the following favorable opinions of counsel, each dated as of such Closing Time, in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters:

               (i) An opinion of Baker & Botts, L.L.P., special counsel to the Company, to the effect set forth in Exhibit A hereto; and

               (ii) An opinion of Gerald A. Morton, Associate General Counsel of the Company, to the effect set forth in Exhibit B hereto.

          (d) At such Closing Time, you shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated as of such Closing Time, with respect to the incorporation of the Company, the validity of the Notes being delivered at such Closing Time, the Indenture, this Agreement, the Prospectus and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

          (e) At such Closing Time, there shall not have been since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition

     (financial or otherwise), earnings or business affairs or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that: (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of such Closing Time,
     (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(e), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Notes.

          (f) At the time that this Agreement is executed by the Company, the Underwriters shall have received from Arthur Andersen & Co. a letter, dated such date, in form and substance satisfactory to the Underwriters, confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that:

               (i) in their opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

               (ii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the Audit and Compensation Committees of the Company's Board of Directors from the date of the latest audited financial statements of the Company and its subsidiaries, inquiries of certain officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) any unaudited financial statements included or
               incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or that such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of audited financial statements referred to above, except as disclosed in the notes to such unaudited financial statements or as otherwise described in the Registration Statement.

                    (B) at a specified date not more than five
               business days prior to the date of this Agreement, there was any change (other than as a result of issuance of capital stock related to employee benefit plans) in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets or common shareholders' equity of the Company and its subsidiaries, in each case as compared with amounts shown in the December 31, 1993 balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes or decreases that the Registration Statement discloses have occurred or may occur, or

                    (C) for the period from January 1, 1994 to a
               specified date not more than five business days prior to the date of this Agreement, there was any decrease in consolidated revenues, consolidated net income or consolidated net income per share, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur; and

               (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its subsidiaries identified in such letter.

          (g) At such Closing Time, the Underwriters shall have received from Arthur Andersen & Co. a letter, in form and substance satisfactory to you and dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than five business days prior to such Closing Time.

          (h) The Common Shares shall have been duly authorized for listing by the New York Stock Exchange, subject only to official notice of issuance.

          (i) Between the date of this Agreement and such Closing Time, there shall not have occurred any downgrading in the rating accorded to any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined in Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

          (j) The Company shall have furnished to you and counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions in this Agreement.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to such Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Section 6, Section 7 and Section 8 shall remain in effect.

     Section 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of (A) any litigation,
     (B) any investigation or proceeding by any governmental agency or body, commenced or threatened, or (C) any claim whatsoever based upon such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by a governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     PROVIDED, HOWEVER, that (A) the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and
     (B) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting such loss, liability, claim, damage or expense purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, provided the Company has delivered the Prospectus to the Underwriters on a timely basis to permit the Prospectus to be sent or given.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the

Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall any indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

     Section 8. REPRESENTATIONS, WARRANTIES, AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person and will survive delivery of and payment for the Notes.

     Section 9. TERMINATION OF AGREEMENT. (a) You may terminate this Agreement, by notice to the Company at any time at or prior to a Closing Time (i) if there has been, since the date of this Agreement or the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings or business affairs or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes or (iii) if trading in any securities of the Company has been suspended by the Commission, by the NASD, or on any exchange or generally in the over-the-counter market, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by federal or New York authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Section 6, Section 7 and
Section 8 shall remain in effect.

     (c) This Agreement may also terminate pursuant to the provisions of Section 5, with the effect stated in such Section.

     Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. (a) If any one of the Underwriters shall fail at either Closing Time to purchase the Notes which it was obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Underwriters shall have the right but not the obligation within 24 hours thereafter to make arrangements to purchase all but not less than all of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.

     (b) No action taken pursuant to this Section shall relieve the defaulting Underwriter from liability in respect of its default.

     (c) In the event of any such default which does not result in the termination of this Agreement, either the Underwriters or the Company shall have the right to postpone such Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

     Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by standard form of telecommunication. Notices to the Underwriters shall be directed to them c/o Merrill Lynch at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1201, Attention: Syndicate Operations; notices to the Company shall be directed to it at 5 Greenway Plaza, Suite 2700, Houston, Texas 77046, Attention:
D. Stephen Slack, Senior Vice President.

     Section 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 13. UNDERWRITERS' ACTS. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Merrill Lynch on behalf of you.

     Section 14. GOVERNING LAW AND TIME. This Agreement shall be governed by the internal laws of the State of New York. Specified times of day refer to New York City time.

     Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     Section 16. CONSENT AS TO COMPANY SPECIAL COUNSEL. The Underwriters acknowledge that Baker & Botts, L.L.P., which will be acting as special counsel to the Company in connection with offer and sale of the Notes, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to such firm's so acting as special counsel to the Company.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                              Very truly yours,

                              POGO PRODUCING COMPANY

                              By:____________________________________
                                   D. Stephen Slack, Senior Vice
                                   President, Chief Financial Officer
                                   and Treasurer

CONFIRMED AND ACCEPTED as of
  the date first above written:

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated



By:______________________________
     Name:


GOLDMAN, SACHS & CO.



By:______________________________
     (Goldman, Sachs & Co.)


PAINEWEBBER INCORPORATED



By:______________________________
     Name:

                              SCHEDULE I

                                                  AGGREGATE
                                                  PRINCIPAL
                                  AGGREGATE       AMOUNT OF
                                  PRINCIPAL    OPTIONAL NOTES
                                  AMOUNT OF         TO BE
          UNDERWRITER             FIRM NOTES    PURCHASED IF
                                      TO       MAXIMUM OPTION
                                 BE PURCHASED    EXERCISED


 MERRILL LYNCH, PIERCE, FENNER
 & SMITH                         $ 25,000,000     3,750,000
     INCORPORATED  . . . . . .
 GOLDMAN, SACHS & CO.  . . . .     25,000,000     3,750,000

 PAINEWEBBER INCORPORATED  . .     25,000,000     3,750,000

     TOTAL . . . . . . . . . .   $75,000,000     $11,250,000

                              SCHEDULE II

                        POGO PRODUCING COMPANY

             ___% CONVERTIBLE SUBORDINATED NOTES DUE 2004


Principal amount to
be issued:                    $75,000,000 plus up to an additional
                              $11,250,000 at the Underwriters'
                              election to cover overallotments

Ratings:                      Standard & Poor's Corporation:     _____
                              Moody's Investors Service, Inc.:   _____

Interest rate:                ____%, payable semiannually on
                              September 15 and March 15, commencing
                              September 15, 1994

Date of maturity:             March 15, 2004

Conversion rights:            Convertible into Common Stock of the
                              Company at the option of the holder at
                              any time before maturity (unless earlier redeemed) at $_________ per share
                              (equivalent to a conversion rate of
                              approximately ________ shares per $1,000 principal amount of Notes) subject to adjustment upon the occurrence of certain events

Redemption provisions:        Not redeemable prior to March 15, 1998;
                              on or after that date, the Notes will be redeemable, at the option of the Company, in whole or in part, as set forth in the following table:


                            12-Month Period            Redemption
                         Beginning March 15,              Price

                              1998                          %
                              1999
                              2000
                              2001
                              2002
                              2003

; plus in each case accrued and unpaid interest to the date of redemption.

Repurchase provisions:        Upon the occurrence of a Repurchase
                              Event (as defined in the Indenture),
                              each holder of Notes shall have the
                              right, at the holder's option, to
                              require the Company to repurchase such
                              Notes at 100% of their principal amount, plus accrued interest

Sinking fund requirements:    None

Ranking: The Notes will be unsecured and subordinated to all existing and future Senior Indebtedness of the Company (as defined in the Indenture); the Notes will rank pari passu with the Company's two outstanding issues of convertible subordinated indebtedness

Initial public
offering price:               ____% of the principal amount plus
                              accrued interest from March __, 1994, if any

Purchase price:               ___% of the principal amount plus
                              accrued interest from March __, 1994
                              (payable in next day funds)

First Closing Time,
date and location:            March __, 1994, at 10:00 A.M., New York
                              City time, at the offices of Merrill
                              Lynch, 250 Vesey Street, New York, New
                              York 10281-1305

Second Closing Time,
date and location:            On the date notified by Merrill Lynch to
                              the Company, at 10:00 A.M., New York
                              City time, at the offices of Merrill
                              Lynch, 250 Vesey Street, New York, New
                              York 10281-1305

Listing requirements:         None for the Notes; NYSE for the Common
                              Shares

Book-entry arrangements:      None

Other terms and conditions:   [None]

                                                             EXHIBIT A
                                                                  TO
                                                    PURCHASE AGREEMENT

               OPINION OF SPECIAL COUNSEL TO THE COMPANY

          (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (iii) The Notes being delivered at such Closing Time are in the form contemplated by the Indenture (based upon the specimen examined by such counsel) and, when executed and delivered by the Company and authenticated by the Trustee, pursuant to the provisions of the Indenture and the Purchase Agreement against payment by the Underwriters of the consideration set forth in
     Schedule II to the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Indenture
     (A) has been duly and validly authorized, executed and delivered by the Company, (B) is duly qualified under the 1939 Act and
     (C) (assuming the due authorization, execution and delivery by the Trustee) constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity).

          (iv) The Common Shares have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes being delivered at such Closing Time in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable; and there are no preemptive or similar rights with respect to such issuance of the Common Shares.

          (v) The Notes being delivered at such Closing Time and the Indenture conform as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of the Notes."

          (vi) The execution and delivery by the Company of the Purchase Agreement and the Indenture, the issuance and delivery of the Notes being delivered at such Closing Time, the application by the Company of the proceeds of the sale of such Notes as contemplated by the Prospectus and compliance by the Company with the terms of the Purchase Agreement, such Notes and the Indenture have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company.

          (vii) The Registration Statement has become effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (viii) At the time the Registration Statement became effective, the Registration Statement (excluding the Statement of Eligibility and Qualification of the Trustee on Form T-1 (the "T-1") filed with the Commission) appeared on its face to comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations (except that such counsel need express no opinion as to any documents incorporated therein by reference or as to the exhibits, financial statements, schedules and other financial, reserve or statistical information contained in the Registration Statement or the Prospectus or incorporated by reference therein).

          (ix) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than pursuant to the securities or blue sky laws of the various states) is required to be obtained by the Company for the sale of the Notes being delivered at such Closing Time under the Purchase Agreement or for the reservation and issuance of the Common Shares.

     In addition, counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as set forth in paragraphs (viii) and (xi) above and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and upon your representatives), no facts have come to such counsel's attention that lead them to believe that (A) the Registration Statement (including documents incorporated by reference therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (including documents incorporated by reference therein), at the time it was issued or at such Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not comment on the T-1 and the
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

exhibits, financial statements, schedules and other financial, reserve or statistical information included or incorporated by reference in the Registration Statement or the Prospectus.

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